Exhibit 99.1

Horizon Technology Finance Provides

Investment Portfolio Update

Enhanced Lending Platform Drives

Record Quarterly Loan Originations of More Than $72 Million

FARMINGTON, Conn., January 10, 2018 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries, today provided a portfolio update for the fourth quarter ended December 31, 2017.

“During the fourth quarter, we funded eight new floating rate loans totaling more than $72 million,” said Gerald A. Michaud, President of Horizon. “Our record level of quarterly investment activity reflects our success in strengthening our lending platform’s origination capabilities in 2017. With prepayments occurring earlier in the quarter and most of the new fundings occurring later in the quarter, we expect to see the earnings impact of our larger portfolio in the coming quarters. With our solid pipeline, improved origination platform and liquidity, we are well positioned to optimize the size of our investment portfolio.”

New Loans Funded

Horizon funded eight new loans in the fourth quarter of 2017 totaling $72.8 million, and 23 new loans totaling $138.8 million for the year. Horizon funded the following loans in the fourth quarter:

•	$15.0 million to a new portfolio company, a global location-based, targeted advertising technology company.

•	$12.0 million to a new portfolio company, Conventus Orthopaedics, Inc., a developer of a proprietary technology for treatment of periarticular fractures.

•	$12.0 million to a new portfolio company, IntelePeer Cloud Communications LLC, a provider of business communications including cloud-based Unified Communications, cloud contact center, and enterprise voice services.

•	$10.0 million to a new portfolio company, Aerin Medical, Inc., a developer of a non-invasive treatment platform to improve symptoms of nasal breathing disorders.

•	$10.0 million to an existing portfolio company, Bridge2 Solutions, Inc., a SaaS platform technology company providing innovative solutions to drive engagement and loyalty between brands and their consumers.

•	$8.0 million to a new portfolio company, a developer of nitric oxide products to treat patients with a variety of pulmonary and cardiac diseases.

•	$3.8 million to an existing portfolio company, a provider of next-generation technology products to the health insurance market.

•	$2.0 million to an existing portfolio company, an online legal software platform and attorney marketplace company.

Liquidity Events

During the quarter ended December 31, 2017, Horizon experienced liquidity events from eight portfolio companies. Liquidity events for Horizon may consist of the sale of warrants or equity in portfolio companies, loan prepayments, sale of owned assets or receipt of success fees.

In October, with the proceeds of a new loan from Horizon, Bridge2 Solutions, Inc. (“Bridge2”) prepaid the outstanding principal balance of $3.7 million on its venture loan, plus interest and end-of-term payment. Horizon continues to hold warrants in Bridge2.

In October, Sample6, Inc. (“Sample6”) prepaid the outstanding principal balance of $2.1 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon continues to hold warrants in Sample6.

In October, xTech, Inc. (“xTech”) prepaid the outstanding principal balance of $2.7 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon also received proceeds of approximately $266,000 pursuant to its exercise and sale of warrants in xTech.

In October, Lehigh Technologies, Inc. prepaid the outstanding principal balance of $6.0 million on its venture loan, plus interest and end-of-term payment.

In October, Gwynnie Bee, Inc. (“Gwynnie Bee”) prepaid the outstanding principal balance of $0.3 million on its venture loan, plus end-of-term payment and prepayment fee. Horizon continues to hold warrants in Gwynnie Bee.

In November, Rhapsody International Inc. (“Rhapsody”) prepaid the outstanding principal balance of $5.2 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon continues to hold warrants in Rhapsody.

In November, Watermark Medical, Inc. (“Watermark Medical”) prepaid the outstanding principal balance of $2.1 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon continues to hold warrants in Watermark Medical.

In November, Interleukin Genetics, Inc. repaid $1.3 million on its venture loan.

Refinanced Principal Balances, Early Principal Payoffs, and Principal Payments Received

As noted above, Horizon refinanced $3.7 million and experienced early pay-offs during the fourth quarter of 2017 totaling $19.7 million, compared to early pay-offs totaling $12.5 million during the third quarter of 2017. During the fourth quarter of 2017, Horizon received regularly scheduled principal payments on investments totaling $3.2 million, compared to regularly scheduled principal payments totaling $7.2 million during the third quarter of 2017.

Commitments

During the quarter ended December 31, 2017, Horizon closed new loan commitments totaling $77.0 million to six companies, compared to the quarter ended September 30, 2017, wherein Horizon closed new loan commitments totaling $24.8 million to four companies.

Pipeline

As of December 31, 2017, Horizon’s unfunded loan approvals and commitments (“Committed Backlog”), all priced at floating interest rates, were $33.3 million to eight companies. This compares to a Committed Backlog of $54.0 million to eight companies as of September 30, 2017. While Horizon’s portfolio companies have discretion whether to draw down such commitments, the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing.

Warrant and Equity Portfolio

As of December 31, 2017, Horizon held a portfolio of warrant and equity positions in 80 portfolio companies, including 67 private companies, which provides the potential for future additional returns to Horizon’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Headquartered in Farmington, Connecticut, Horizon has regional offices in Pleasanton, California, Reston, Virginia and Boston, Massachusetts. Horizon's common stock trades on the NASDAQ Global Select Market under the ticker symbol “HRZN”. To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Horizon Technology Finance	Investor Relations and Media Contacts:
Daniel R. Trolio	The IGB Group
Chief Financial Officer	Scott Eckstein / Leon Berman
(860) 674-9977	(212) 477-8261 / (212) 477-8438
dtrolio@horizontechfinance.com	seckstein@igbir.com / lberman@igbir.com